SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2005

KRONOS INCORPORATED

(Exact name of registrant as specified in its charter)

0-20109

(Commission file number)

Massachusetts	04-2640942
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification Number)

297 Billerica Road

Chelmsford, MA 01824

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 250-9800

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 14, 2005, the Board of Directors of Kronos Incorporated appointed Mark S. Ain, founder, and current Chairman and Chief Executive Officer of Kronos, to the newly created position of Executive Chairman of the Board of Directors. In addition and as part of a broader succession plan, Mr. Aron J. Ain, current Executive Vice President, Chief Operating Officer, will become Chief Executive Officer, and Paul A. Lacy, current Executive Vice President, Chief Financial and Administrative Officer will become President and retain his office as Chief Financial Officer. These changes will become effective on October 31, 2005. Aron Ain has also been nominated to the Board of Directors and is expected to be elected at the next scheduled meeting of the Kronos Board of Directors.

The following is additional information required by Item 5.02(c) of Form 8-K with respect to the appointment of Messrs. Mark Ain, Aron Ain and Lacy:

Background and Experience

Mark S. Ain , (age 62) one of Kronos’ founders, has served as Chief Executive Officer and Chairman of Directors since its organization in 1977. He also served as President from 1977 through September, 1996. Mr. Mark Ain sits on the Board of Directors for the following public companies: KVH Industries, Inc. and LTX Corporation. Mr. Ain is the brother of Aron J. Ain, Executive Vice President, Chief Operating Officer.

Aron J. Ain (age 47) has served as Executive Vice President, Chief Operating Officer since April 2002. Previously, Mr. Ain served as Vice President, Worldwide Sales and Service from November 1998 until April 2002, as Vice President, Marketing and Worldwide Field Operations from September 1996 until November 1998, and as Vice President, Sales and Service from 1988 through September, 1996. Mr. Aron Ain sits on the Board of Directors of Unica Corporation. Mr. Ain is the brother of Mark S. Ain, Chief Executive Officer and Chairman.

Paul A. Lacy (age 57) has served as Executive Vice President, Chief Financial and Administrative Officer since April 2002. Previously, Mr. Lacy served as Vice President, Finance and Administration, Treasurer and Clerk from 1988 until April 2002.

Employment-Related Information

Kronos has entered into retention agreements with each of Mark S. Ain, Aron J. Ain and Paul A. Lacy. The retention agreements generally provide that, if within 12 months following a change in control of Kronos the executive’s employment is terminated for reasons other than for cause (as defined in the retention agreement) or by the executive for good reason (as defined in the retention agreement), the executive will receive a cash payment equal to three times the sum of the executive’s highest base salary and highest bonus, received in any year for the five-year period prior to such change in control. The executive has the option to receive this cash payment in one lump sum or in 36 equal monthly installments, with an annual interest rate on the unpaid principal balance equal to the minimum applicable federal rate in effect on the date of termination. The retention agreements also provide that Kronos will continue to provide benefits to the executives for a period of one year after the date of his termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS INCORPORATED

Date: September 16, 2005	By:__ /s/ Paul A. Lacy________________

Paul A. Lacy

Executive Vice President, Chief Financial and Administrative Officer

(Duly Authorized Officer and Principal Financial Officer)